TABLE OF CONTENTS Page IMPORTANT NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3 LETTER FROM CEO ROBERT KEANE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4 SUMMARY CONSOLIDATED RESULTS: 3-YEAR TREND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 SUMMARY CONSOLIDATED RESULTS: QUARTERLY TREND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8 INCOME STATEMENT HIGHLIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 CASH FLOW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 DEBT AND SHARE REPURCHASES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14 SEGMENT RESULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 VISTA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 UPLOAD AND PRINT: PRINTBROTHERS AND THE PRINT GROUP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17 NATIONAL PEN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19 ALL OTHER BUSINESSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20 CENTRAL AND CORPORATE COSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21 CURRENCY IMPACTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22 FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23 BALANCE SHEET . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23 INCOME STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24 CASH FLOW STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24 ABOUT NON-GAAP MEASURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26 NON-GAAP RECONCILIATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27 ABOUT CIMPRESS, SAFE HARBOR STATEMENT AND CONTACT INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . 35 Page 2 of 35

CIMPRESS' UPPERMOST FINANCIAL OBJECTIVE Our uppermost financial objective is to maximize our intrinsic value per share (“IVPS”). We define IVPS as (a) the unlevered free cash flow per diluted share that, in our best judgment, will occur between now and the long-term future, appropriately discounted to reflect our cost of capital, minus (b) net debt per diluted share. We define unlevered free cash flow as adjusted free cash flow plus cash interest expense related to borrowing. We endeavor to make all financial decisions in service of this priority. As such, we often make decisions that could be considered non-optimal were they to be evaluated based on other criteria such as (but not limited to) near- and mid-term revenue, operating income, net income, EPS, adjusted EBITDA, and cash flow. IVPS is inherently long term in nature. Thus an explicit outcome of this is that we accept fluctuations in our financial metrics as we make investments that we believe will deliver attractive long-term returns on investment. OUR STRATEGY Cimpress invests in and builds customer-focused, entrepreneurial, mass customization businesses for the long term, which we manage in a decentralized, autonomous manner. We drive competitive advantage across Cimpress through a select few shared strategic capabilities that have the greatest potential to create company-wide value. We limit all other central activities to only those which absolutely must be performed centrally. OUR CAPITAL ALLOCATION PHILOSOPHY Cimpress has historically deployed capital via organic investments, share repurchases, acquisitions and equity investments, and debt reduction. We have not paid a dividend and we do not intend to for the foreseeable future. We consider capital to be fungible across all of these categories; we do not favor one over the other, but rather seek to grow our IVPS by allocating capital across these categories in function of the relative returns of current and expected future opportunities. We delegate to our businesses and central teams capital allocation decisions that our operational executives expect to pay back in less than twelve months. For capital allocation with pay back beyond that time frame, we evaluate the relative returns of potential uses of capital. The executives that lead most of our businesses are incentivized based on the long-term returns on invested capital generated in their business. The remainder, most of whom are in our Vista reporting segment or central functions, are primarily incentivized through Cimpress share-based compensation. We seek to deliver a weighted average return on our portfolio of deployed capital, net of failures, that is materially above our weighted average cost of capital (WACC). In support of this objective, we vary the hurdle rates that we use at the time of investment decisions in function of our judgment of the risks to various types of investment. Hurdle rates for investments may also vary based on leverage levels and external factors. We recognize that a portfolio of investments that exceeds our WACC does not necessarily mean, by itself, that we have made good capital allocation decisions. We compare our returns against the opportunity cost of potentially higher returns that might have come from deploying the same capital into even higher-returning opportunities of a similar risk level. This more stringent measure of performance clarifies the cost of mistakes which we have made in the past. Page 3 of 35

LETTER FROM ROBERT JANUARY 25, 2023

Dear Investor,

Our second quarter financial results were mixed. Year-over-year currency impacts dampened reported revenue. Total revenue grew in constant currencies across all segments including growth in revenue from new customers in the Vista business; however, constant-currency revenue from consumer products during this seasonally important quarter was down slightly. All of Cimpress' businesses continued to adjust pricing in the second quarter to partially mitigate the year-over-year increased cost of raw materials, energy and labor that accelerated in the back half of last fiscal year. The tables below show the year-over-year change in quarterly and year-to-date revenue and gross profit by segment for Q2 FY2023:

	Change Q2 FY2023 versus Q2 FY2022			
	Revenue		**Gross Profit**	
Segment:	**Reported**	**Organic Constant Currency**	**Reported**	**Constant Currency**
Vista	(2)%	2%	(13)%	(10)%
PrintBrothers	8%	18%	11%	23%
The Print Group	(1)%	11%	(10)%	1%
National Pen	(3)%	3%	(6)%	3%
All Other Businesses	4%	3%	3%	3%
Total	**(1)%**	**5%**	**(8)%**	**(3)%**

	Change YTD Q2 FY2023 versus YTD Q2 FY2022			
	Revenue		**Gross Profit**	
Segment:	**Reported**	**Organic Constant Currency**	**Reported**	**Constant Currency**
Vista	1%	5%	(8)%	(5)%
PrintBrothers	7%	20%	7%	20%
The Print Group	2%	17%	(8)%	6%
National Pen	4%	11%	4%	14%
All Other Businesses	6%	6%	4%	4%
Total	**3%**	**9%**	**(4)%**	**2%**

As expected, the impact of cost inflation (net of our own pricing increases) continues to weigh on year-over-year profitability. In Vista, unfavorable product mix shift was also a significant contributor to a year-over-year reduction in gross margin. During the second quarter, we put in place further operating cost containment measures that helped offset some of the year-over-year decline in gross profit.

In the second quarter we paid $95.6 million to acquire noncontrolling interests in our businesses, including the settlement of the put option for over 90% of the noncontrolling interest in the businesses in our PrintBrothers segment, which has been our fastest growing segment with expanding profitability and attractive free cash flow conversion. The remaining noncontrolling interest in PrintBrothers represents approximately 1% of these businesses.

Net Leverage and Earnings Outlook

We maintained ample liquidity of $213.5 million in cash and marketable securities at December 31, 2022. Net leverage of 5.52 times trailing-twelve-month EBITDA as defined by our credit facility was higher sequentially as expected including the impact of the non-controlling interest payments.

We remain committed to reducing our net leverage through a combination of increased profits and lower net debt. Organic constant-currency revenue growth in January has accelerated above the year-to-date Q2 FY2023 consolidated growth rate, but we will not rely on revenue growth alone to drive profit improvements. Over the remainder of the fiscal year, we plan to take further steps to significantly reduce our cost base in support of expanding profitability as we exit the fiscal year. In light of anticipated cost reduction measures, we expect that in

Please see non-GAAP reconciliations at the end of this document. Page 4 of 35

FY2024 we will be able to return to our prior fiscal year high adjusted EBITDA of $400 million that we reported in FY2020. This, combined with expected free cash flow generation, would bring net leverage levels to approximately 3.5x or below. We will provide further details on the steps we are taking to support this profitability and net leverage improvement in our mid-year strategy update in March. We continue to execute against our operational and strategic priorities, and we are encouraged by both our strong revenue growth in Upload and Print (the businesses in our PrintBrothers and The Print Group segments) and by the underlying improvement to our capabilities in Vista and our other businesses. The investments we have made over the past years have given us the talent, capabilities and competitive advantages to significantly improve the value that we deliver to our customers. Vista CEO Transition We are now four years into Vista’s transformation journey, and we have made substantial progress in multiple dimensions. We have established Vista's North Star vision to become the expert design and marketing partner for small business and laid the groundwork to improve our design and service capabilities. We have reduced discount- intensity, elevated our brand, and expanded our value proposition to higher-value customers. We have migrated to a new tech stack and built world-class data capabilities. And we have defined the cultural behaviors that must shape the way we work together effectively. We still have more progress to make, including harvesting financial returns from our investments, but the foundations of this business are strong while the opportunity that lies ahead for Vista, and Cimpress, remains vast. That is why, after four years in a dual role as CEO of both Vista and Cimpress, I am excited to announce that Florian Baumgartner will succeed me as Vista's CEO, effective February 1. I will retain my roles as Cimpress' chairman of the board and CEO. Florian's passion and experience are founded on customer obsession and a desire to create products that customers love. I value Florian for the high bar that he holds for himself and his teams, in particular around talent and execution, and I have found him to be genuinely invested in the personal well-being and professional success of everyone he works with. These behaviors align well with the leadership style Vista needs moving forward. Florian joined Vista and the Vista Executive Team in October 2019. During his tenure he has overseen country teams and manufacturing operations outside of North America, Vista's promotional products business, customer care, and its recent acquisitions in Design & Service, including Depositphotos, VistaCreate and 99designs by Vista. Prior to joining Cimpress, Florian held various leadership roles at Amazon where he helped develop and scale the European Retail and International Fresh businesses. Prior to that, Florian was a strategy consultant at McKinsey & Company, supporting retailers and fast-moving consumer goods companies in growth and efficiency initiatives. Florian holds a PhD in Innovation Management. I expect Florian and the Vista executive team will continue consistently improving the value we deliver to customers while returning Vista's profitability to its prior highs and beyond. We look forward to sharing more about Vista's continued progress during the Cimpress-wide mid-year strategy update call with investors, which we plan to host via video conference on March 21, 2023. In the meantime, Sean and I look forward to taking your questions about our financial results on our public earnings call tomorrow, January 26, 2023 at 8:00 am ET, which you can join using the link on the events section of ir.cimpress.com. You may presubmit questions by emailing ir@cimpress.com, and you may also ask questions via chat during the live call. Sincerely, Robert S. Keane Founder, Chairman & CEO Please see non-GAAP reconciliations at the end of this document. Page 5 of 35

SUMMARY CONSOLIDATED RESULTS: THREE-YEAR TREND

$ in thousands, except percentages

REVENUE BY REPORTABLE SEGMENT, TOTAL REVENUE AND INCOME FROM OPERATIONS:

	Q2 FY2021	Q2 FY2022	Q2 FY2023	YTD FY2021	YTD FY2022	YTD FY2023
Vista	$ 431,076	$ 448,114	$ 437,736	$ 760,367	$ 797,594	$ 807,105
PrintBrothers	121,806	137,694	148,598	221,918	263,051	281,297
The Print Group	76,204	90,130	89,336	142,641	162,950	166,159
National Pen	114,692	124,717	120,621	182,341	193,981	202,287
All Other Businesses	55,365	57,719	59,998	98,843	105,590	111,825
Inter-segment eliminations	(18,239)	(8,658)	(11,087)	(38,706)	(15,851)	(20,056)
Total revenue	**$ 780,904**	**$ 849,716**	**$ 845,202**	**$1,367,404**	**$1,507,315**	**$1,548,617**
Reported revenue growth	*(5)%*	*9 %*	*(1)%*	*(6)%*	*10 %*	*3 %*
Organic constant currency revenue growth	*(9)%*	*9 %*	*5 %*	*(10)%*	*9 %*	*9 %*
Income from operations	**$ 94,194**	**$ 85,981**	**$ 33,578**	**$ 130,180**	**$ 102,920**	**$ 15,611**
Income from operations margin	*12 %*	*10 %*	*4 %*	*10 %*	*7 %*	*1 %*

EBITDA (LOSS) BY REPORTABLE SEGMENT ("SEGMENT EBITDA") AND ADJUSTED EBITDA:

	Q2 FY2021	Q2 FY2022	Q2 FY2023	YTD FY2021	YTD FY2022	YTD FY2023
Vista[1]	$ 110,554	$ 90,766	$ 55,157	$ 199,934	$ 157,686	$ 85,894
PrintBrothers	16,457	18,605	19,509	26,172	34,888	34,500
The Print Group	12,569	16,358	13,681	24,752	30,747	25,901
National Pen	18,728	31,599	24,783	8,057	23,551	23,486
All Other Businesses	10,657	6,264	5,406	19,266	11,155	11,584
Total segment EBITDA	**$ 168,965**	**$ 163,592**	**$ 118,536**	**$ 278,181**	**$ 258,027**	**$ 181,365**
Central and corporate costs	(28,713)	(32,802)	(35,569)	(57,806)	(65,825)	(71,104)
Unallocated share-based compensation	(494)	(1,901)	1,767	(1,644)	(3,031)	2,724
Exclude: share-based compensation expense[1]	5,243	12,505	11,547	13,526	23,511	22,022
Include: Realized gains (losses) on certain currency derivatives not included in segment EBITDA	(1,578)	674	14,901	(361)	(2,998)	21,770
Adjusted EBITDA	**$ 143,423**	**$ 142,068**	**$ 111,182**	**$ 231,896**	**$ 209,684**	**$ 156,777**
Adjusted EBITDA margin	*18 %*	*17 %*	*13 %*	*17 %*	*14 %*	*10 %*
Adjusted EBITDA year-over-year (decline) growth	*11 %*	*(24)%*	*(22)%*	*25 %*	*(10)%*	*(25)%*

[1] SBC expense listed above excludes the portion included in restructuring-related charges to avoid double counting.

CASH FLOW AND OTHER METRICS:

	Q2 FY2021	Q2 FY2022	Q2 FY2023	YTD FY2021	YTD FY2022	YTD FY2023
Net cash provided by operating activities	$ 150,487	$ 143,344	$ 81,126	$ 256,168	$ 179,911	$ 55,875
Net cash (used in) investing activities	(55,593)	(64,100)	(5,526)	(76,677)	(77,281)	(106,569)
Net cash (used in) financing activities	(99,775)	(39,006)	(100,935)	(191,754)	(49,357)	(112,715)
Adjusted free cash flow	130,439	108,934	52,478	212,933	121,238	139
Cash interest related to borrowing	49,221	35,329	35,760	58,299	49,687	50,820

Please see non-GAAP reconciliations at the end of this document.

Page 6 of 35

SUMMARY CONSOLIDATED RESULTS: THREE-YEAR TREND (CONTINUED)

$ in thousands, except where noted

COMPONENTS OF ADJUSTED FREE CASH FLOW:

	Q2 FY2021	Q2 FY2022	Q2 FY2023	YTD FY2021	YTD FY2022	YTD FY2023
Adjusted EBITDA	$ 143,423	$ 142,068	$ 111,182	$ 231,896	$ 209,684	$ 156,777
Cash restructuring payments	(1,446)	(244)	(1,896)	(3,961)	(244)	(9,827)
Cash taxes	(4,639)	(8,058)	(6,909)	(4,991)	(15,825)	(11,166)
Other changes in net working capital and other reconciling items*	62,370	44,907	14,509	91,523	35,983	(29,089)
Purchases of property, plant and equipment	(8,407)	(17,915)	(14,732)	(16,790)	(26,539)	(26,490)
Capitalization of software and website development costs	(11,641)	(16,495)	(13,916)	(26,445)	(32,134)	(29,246)
Adjusted free cash flow before cash interest related to borrowing	**$ 179,660**	**$ 144,263**	**$ 88,238**	**$ 271,232**	**$ 170,925**	**$ 50,959**
Cash interest related to borrowing	(49,221)	(35,329)	(35,760)	(58,299)	(49,687)	(50,820)
Adjusted free cash flow	**$ 130,439**	**$ 108,934**	**$ 52,478**	**$ 212,933**	**$ 121,238**	**$ 139**

Q2 FY2023 COMPONENTS OF ADJUSTED FREE CASH FLOW ($M)



$111.2
($1.9)
($6.9)
$14.5
($14.7)
($13.9)
$88.2
($35.8)
$52.5
Adjusted EBITDA
Restructuring payments
Cash taxes
Other NWC changes & other items
Capital expenditures
Capitalization of software
Adjusted FCF before interest related to borrowing
Cash interest related to borrowing
Adjusted FCF

YTD Q2 FY2023 COMPONENTS OF ADJUSTED FREE CASH FLOW ($M)



$156.8
($9.8)
($11.2)
($29.1)
($26.5)
($29.2)
$51.0
($50.8)
$0.1
Adjusted EBITDA
Restructuring payments
Cash taxes
Other NWC changes & other items
Capital expenditures
Capitalization of software
Adjusted FCF before interest related to borrowing
Cash interest related to borrowing
Adjusted FCF

Please see non-GAAP reconciliations at the end of this document.

Page 7 of 35

SUMMARY CONSOLIDATED RESULTS: QUARTERLY TREND

$ in millions, except percentages and share data



Revenue &
Reported Revenue Growth (Decline) (1)
$781
$573
$635
$658
$850
$657
$723
$703
$845
(5)%
(4)%
48%
12%
9%
15%
14%
7%
(1)%
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23



Organic Constant-Currency Revenue Growth (Decline)
(9)%
(10)%
38%
9%
9%
17%
19%
14%
5%
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23



Cash Flow from Operations
$150
$(37)
$46
$37
$143
($48)
$88
$(25)
$81
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23



Adjusted Free Cash Flow & Cash Interest
Adj. FCF
Cash Interest
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

	Q221	Q321	Q421	Q122	Q222	Q322	Q422	Q123	Q223
Adj. FCF	$130	($62)	$15	$12	$109	($82)	$61	($52)	$52
Interest	$49	$8	$51	$14	$35	$14	$35	$15	$36

(1) Reported revenue growth rates are impacted by the timing of acquisitions and divestitures.

Please see non-GAAP reconciliations at the end of this document.

Page 8 of 35

SUMMARY CONSOLIDATED RESULTS: QUARTERLY TREND (CONTINUED) $ in millions, except percentages and share data GAAP Operating Income (Loss) & Adjusted EBITDA $94 ($16) $9 $17 $86 ($28) ($27) ($18) $34 $143 $55 $62 $68 $142 $34 $38 $46 $111 GAAP OI (Loss) Adjusted EBITDA Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Net Debt (1) ($1,278)($1,348) ($1,379)($1,366)($1,333) ($1,461)($1,378)($1,427) ($1,494) Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 ($M) Q2 FY21 Q3 FY21 Q4 FY21 Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Q1 FY23 Q2 FY23 Cash / equivalents $ 37 $ 36 $ 183 $ 193 $ 231 $ 162 $ 277 $ 132 $ 111 Marketable securities $— $— $203 $192 $175 $108 $50 $124 $102 HY notes ($600) ($600) ($600) ($600) ($600) ($600) ($600) ($600) ($600) 2nd lien notes ($300) ($300) $— $— $— $— $— $— $— Term loans ($144) ($143) ($1,152) ($1,140) ($1,129) ($1,121) ($1,097) ($1,076) ($1,100) Revolver ($260) ($329) $— $— $— $— $— $— $— Other debt ($11) ($13) ($13) ($11) ($10) ($9) ($8) ($7) ($7) Net debt ($1,278) ($1,348) ($1,379) ($1,366) ($1,333) ($1,461) ($1,378) ($1,427) ($1,494) Net Income (Loss) Attributable to Cimpress $32 ($39) ($68) ($7) $55 ($72) ($31) ($25) ($140) Q2 FY21 Q3 FY21 Q4 FY21 Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Q1 FY23 Q2FY23 Weighted Average Shares Outstanding (Millions) (2) 26.0 26.0 26.0 26.1 26.1 26.1 26.1 26.2 26.2 26.4 26.0 26.0 26.1 26.4 26.1 26.1 26.2 26.2 Basic Diluted Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 (1) Excludes debt issuance costs, debt premiums and discounts. (2) Basic and diluted shares are the same in certain periods where we reported a GAAP net loss. Please see non-GAAP reconciliations at the end of this document. Page 9 of 35

INCOME STATEMENT HIGHLIGHTS

Our **reported revenue** declined 1% for Q2 and **organic constant-currency revenue** grew 5%. Though we grew revenue on a constant-currency basis in each segment, slight declines in consumer product sales weighed down overall growth rates in Vista and BuildASign.

We recorded **GAAP operating income** of $33.6 million versus operating income of $86.0 million in the year-ago period. Gross profit decreased $36.0 million (see commentary below), advertising increased by $5.1 million and we incurred $11.2 million of restructuring expense, largely driven by losses on assets held for sale related to our Q4 FY2022 announcement to exit our businesses in Japan and China.

Adjusted EBITDA for Q2 FY2023 was $111.2 million, down $30.9 million from $142.1 million in Q2 FY2022 as most of the items described in operating income above also influence adjusted EBITDA (with the exception of restructuring expenses that are not included in adjusted EBITDA). Additionally, we use derivative contracts to hedge the economic currency risk within adjusted EBITDA, and we include any realized gains or losses from these contracts in adjusted EBITDA. The net impact of year-over-year currency movements on adjusted EBITDA was favorable in Q2 FY2023 by about $6.5 million.

GAAP net (loss) income per diluted share for the second quarter was $(5.34), versus $2.08 in the same quarter a year ago. In addition to the operating income decline, we recognized a significant non-cash tax expense, driving the majority of the decrease in net income, due to recording a valuation allowance against deferred tax assets in our Swiss legal entity of $116.7 million. This is a reversal of a benefit we recorded in FY2020. We can still utilize these deferred tax assets in future years with increased profitability in this entity. We also saw a year-over-year impact from the net effect of realized currency gains and unrealized currency losses in other income (expense), net (details on page 22). Q2 FY2023 interest expense was down slightly year over year.

(continued on next page)

Revenue & Reported Revenue Growth (Decline)


$781
$573
$635
$658
$850
$657
$723
$703
$845
(5)%
(4)%
48%
12%
9%
15%
14%
7%
(1)%
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

Organic Constant-Currency Revenue Growth (Decline)


(9)%
(10)%
38%
9%
9%
17%
19%
14%
5%
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

GAAP Operating Income (Loss) ($M) & Margin (%) (Quarterly)


$94
12%
(3)%
($16)
$9
1%
$17
3%
$86
10%
(4)%
($28)
(4)%
($27)
(3)%
($18)
$34
4%
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

Adjusted EBITDA ($M) & Margin (%) (Quarterly)


$143
18%
$55
10%
$62
10%
$68
10%
$142
17%
$34
5%
$38
5%
$46
7%
$111
13%
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

Please see non-GAAP reconciliations at the end of this document.

Page 10 of 35

INCOME STATEMENT HIGHLIGHTS (CONTINUED) Gross profit (revenue minus the cost of revenue) decreased year over year by $36.0 million in the second quarter of which approximately $22 million was due to the unfavorable impact of currency fluctuations which is offset elsewhere including through our hedging gains. The remainder of the decrease was driven by significant increased material, energy and labor costs, partially offset by pricing increases and volume growth. Gross margin (revenue minus the cost of revenue expressed as a percent of revenue) in the second quarter was 46.1%, down 400 bps compared to Q2 FY2022. In addition to the decrease in gross profit dollars year over year, there was a meaningful margin impact of inflationary pressure on input costs as well as product mix shifts particularly in Vista where consumer products declined slightly and lower margin categories like promotional products, apparel and gifts (PPAG) experienced strong growth. Contribution profit (revenue minus the cost of revenue, advertising and payment processing) decreased year over year by $40.4 million in the second quarter. In addition to the decreased gross profit described above (including currency impact), advertising expense increased modestly from $111.2 million in Q2 FY2022 to $116.2 million in Q2 FY2023. Vista was the largest contributor to increased advertising due to its full funnel advertising testing, which is discussed in the Vista section of this document on page 15. Contribution margin (revenue minus the cost of revenue, the cost of advertising and payment processing, expressed as a percent of revenue) in the second quarter was 30.6%, down from 35.2% in the same quarter a year ago with the decline in gross margin. Advertising as a percent of revenue increased year over year for the second quarter from 13.1% to 13.8% due to planned year-over-year increases in Vista. GAAP Operating Income & Adj. EBITDA ($M) (TTM) $39 $111 $124 $104 $96 $84 $47 $12 ($40) $367 $351 $349 $328 $327 $306 $281 $259 $228 TTM OI TTM Adj EBITDA Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Gross Profit ($M) & Gross Margin (%) $400 $277 $311 $319 $426 $310 $340 $326 $390 51.2% 48.3% 49.0% 48.5% 50.1% 47.1% 47.1% 46.3% 46.1% Gross Profit Gross Margin % Q2 FY21 Q3 FY21 Q4 FY21 Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Q1 FY23 Q2FY23 Contribution Profit ($M) & Contribution Margin (%) $286 $189 $212 $219 $299 $201 $215 $204 $259 36.7% 33.0% 33.4% 33.2% 35.2% 30.6% 29.7% 29.0% 30.6% Contribution Profit Contribution Margin % Q2 FY21 Q3 FY21 Q4 FY21 Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Q1 FY23 Q2FY23 Please see non-GAAP reconciliations at the end of this document. Page 11 of 35

CASH FLOW

We generated $81.1 million of **cash from operations** in Q2 FY2023, compared to $143.3 million in the year-ago period. In addition to the $30.9 million decrease to adjusted EBITDA described on page 10, working capital was less favorable than the prior year driven by movements in accounts payable and accrued expenses relative to the year ago period, which were influenced by a lower sequential increase in advertising spend. Cash restructuring payments were $1.7 million higher than the year-ago period, cash interest payments were just $0.4 million higher than the year-ago period despite rising interest rates, and cash tax payments were $1.1 million lower.

As described last quarter, during Q1 FY2023, we built up safety stock inventory ahead of the seasonal peak and also to mitigate risk of material shortages in Europe connected to potential energy disruption. During Q2 FY2023 we began to work that inventory down as planned, leading to cash inflows for inventory of $10.2 million when typically during our seasonally strong Q2, we would have cash outflows for inventory. We expect to further reduce inventory levels throughout H2 FY2023. We expect that this, combined with lower advertising accruals as of December 31, 2022, will drive lower cash outflows during Q3 FY2023 than we have experienced in recent years in the third quarter following a seasonal peak.

Adjusted free cash flow was $52.5 million in the second quarter of FY2023 compared to $108.9 million in the same period a year ago. Adjusted free cash flow decreased as a result of the decline in our operating cash flow described above, partially offset by a decline of $3.2 million in capital expenditures year over year, and a decline of $2.6 million in capitalized software expense.

For our internal management reporting and budgeting we use **unlevered free cash flow**, which we define as adjusted free cash flow plus cash interest expense related to borrowing. The charts at the right illustrate these components on a quarterly and trailing-twelve-month basis.



Adjusted Free Cash Flow & Cash Interest ($M) (Quarterly)
FCF
Cash Interest
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

	Q221	Q321	Q421	Q122	Q222	Q322	Q422	Q123	Q223
Adj. FCF	$130	($62)	$15	$12	$109	($82)	$61	($52)	$52
Interest	$49	$8	$51	$14	$35	$14	$35	$15	$36



Adjusted Free Cash Flow & Cash Interest ($M) (TTM)
FCF
Cash Interest
$98
$243
$96
$185
$117
$166
$122
$96
$108
$74
$114
$55
$98
$100
$99
$36
$99
$(21)
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

Please see non-GAAP reconciliations at the end of this document.

Page 12 of 35

CASH FLOW (CONTINUED)

**Cash Flow from Operations ($M)
(Quarterly)**



$150
$(37)
$46
$37
$143
$(48)
$88
$(25)
$81
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

**Cash Flow from Operations ($M)
(TTM)**



$330
$273
$265
$196
$189
$178
$220
$158
$96
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

**Certain Cash Payments Impacting
Cash Flow from Operations ($M)
(Quarterly)**



Cash Restructuring
Cash Interest Related to Borrowing
$50
$49
$1
$8
$8
$—
$53
$51
$2
$14
$14
$—
$35
$35
$—
$14
$14
$—
$35
$35
$—
$23
$15
$8
$38
$36
$2
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

**Certain Cash Payments Impacting
Cash Flow from Operations ($M)
(TTM)**



Cash Restructuring
Cash Interest Related to Borrowing
$108
$98
$10
$104
$96
$8
$124
$117
$7
$126
$122
$4
$111
$108
$3
$117
$114
$3
$98
$98
$—
$107
$99
$8
$109
$99
$10
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

**Capital Expenditures & Capitalization of
Software & Website Development Costs
($M)
(Quarterly)**



Capital Expenditures
Capitalized Software
$20
$12
$8
$25
$19
$6
$32
$16
$16
$25
$16
$9
$34
$16
$18
$34
$18
$16
$27
$15
$12
$27
$15
$12
$29
$14
$15
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

**Capital Expenditures & Capitalization of
Software & Website Development Costs
($M)
(TTM)**



Capital Expenditures
Capitalized Software
$86
$47
$39
$88
$53
$35
$100
$61
$39
$101
$62
$39
$115
$67
$48
$123
$65
$58
$119
$65
$54
$122
$65
$57
$116
$62
$54
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

Please see non-GAAP reconciliations at the end of this document.

Page 13 of 35

DEBT

As of December 31, 2022, our **total debt**, net of issuance costs, was $1,689.3 million. **Net debt**, excluding issuance costs, other debt discounts and premiums and net of cash, cash equivalents and current and non-current marketable securities, was $1,493.5 million, up from $1,426.7 million as of September 30, 2022, as a result of the payment of $95.6 million to acquire over 90% of the noncontrolling interests in our PrintBrothers segment, and the entire noncontrolling interest in our BuildASign business in our All Other Businesses segment, partially offset by cash inflows in the quarter as described on page 12.

Our capital structure includes significant liquid assets on our balance sheet and, therefore, we look at net leverage instead of gross leverage. The calculation of our debt-covenant-defined leverage ratio (net debt to trailing-twelve-month EBITDA) uses definitions of both debt and EBITDA that differ from the corresponding figures reported in this document. Our **consolidated net leverage ratio** as calculated per our credit agreement was 5.52 as of December 31, 2022, an increase from 4.82 as of September 30, 2022. Our first lien net leverage ratio was 3.34 as of December 31, 2022, up from 2.82 at September 30, 2022. The increase in leverage since September 30, 2022 is primarily due to a combination of the noncontrolling interest payments (0.34x increase to leverage), a reduction in trailing-twelve-month EBITDA as we annualize the cost inflation and heaviest investments in our Vista business, and to a lesser extent, the currency impact on the Euro tranche of our Term Loan B. We remain committed to reducing our net leverage through adjusted EBITDA expansion and reducing net debt. More details on this are on pages 4-5 of this document.

Our capital structure contains a mix of fixed and variable-rate debt. In order to mitigate our exposure to interest rate changes related to our variable rate debt, we execute interest rate swap contracts to fix the interest rate on a portion of our outstanding or forecasted long-term debt with varying maturities. As of December 31, 2022, we had $1,100.2 million of variable-rate debt, and interest rate swap contracts with a notional value of $400.0 million already accruing interest. A hypothetical 100 basis point increase in rates following December 31, 2022, inclusive of our outstanding interest rate swaps, would result in a $7.4 million impact to interest expense over the next 12 months. This does not include any yield we get from cash and marketable securities.

We did not repurchase any shares or bonds in Q2 FY2023.



Consolidated Net Leverage Ratio*
3.33
3.77
3.72
3.87
3.85
4.44
4.23
4.82
5.52
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

Consolidated Leverage Ratio as calculated per our credit agreement definitions.



Cash, Equivalents and Marketable Securities ($M)
Cash and equivalents
Marketable securities (current)
Marketable securities (non-current)
$37
$36
$386
$51
$152
$183
$386
$40
$152
$193
$406
$28
$147
$231
$269
$12
$96
$162
$327
$50
$277
$256
$22
$102
$132
$213
$17
$85
$111
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23



Interest Expense Related to Borrowing ($M)*
(Income Statement View)
Interest epense related to borrowing
Loss on early extinguishment of debt
$30
$29
$77
$48
$29
$25
$25
$24
$24
$25
$29
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

**Excludes interest expense associated with investment consideration.*

Please see non-GAAP reconciliations at the end of this document.

Page 14 of 35

SEGMENT RESULTS

VISTA

Vista's Q2 FY2023 revenue declined 2% year over year on a reported basis and grew 2% on an organic constant-currency basis. There was a mix of positive and negative drivers by product, market, and customer type. New customer count and new customer bookings both grew driven by markets where we were testing mid- and upper-funnel advertising spend. From a product perspective, holiday cards and invitations and announcements declined slightly year over year particularly in the U.S. market, but we experienced significant growth in promotional products, apparel, and photo gifts. Revenue was negatively impacted by a year-over-year decline in face mask sales of $3.4 million and a decline in reported revenue from Japan of $2.6 million as we shut down that business last quarter. Our digital offering Vista x Wix is now fully launched and gaining traction sequentially, but overall digital sales are lower than year-ago levels as revenue from our legacy offering continues to decline.



Revenue ($M) & Reported Revenue Growth Quarterly
$431
$322
$346
$349
$448
$349
$368
$369
$438
(1)%
2%
42%
6%
4%
8%
6%
6%
(2%)
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23



Organic Constant-Currency Revenue Growth Quarterly
(6)%
(5)%
32%
2%
3%
8%
8%
8%
2%
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

Vista segment EBITDA declined year over year by $35.6 million in Q2 FY2023, mainly from a decrease in gross profit, driven by unfavorable currency impacts, unfavorable changes in product mix, and year-over-year increases in input costs not fully offset by pricing increases. Product mix continues to weigh on Vista's gross margins, as we are experiencing the fastest growth in categories like promotional products, apparel and gifts that have lower gross margins although higher average order values, and generate some of our highest per-customer lifetime values.



Segment EBITDA ($M) & Segment EBITDA Margin Quarterly
$111
$63
$56
$67
$91
$26
$12
$31
$55
26%
19%
16%
19%
20%
7%
3%
8%
13%
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

Vista's advertising spend increased $3.5 million year over year, and as a percent of revenue increased from 16.3% in the prior-year quarter to 17.5% in Q2 FY2023. As outlined in our September investor day, we have been testing a different mix of mid- and upper-funnel advertising spend compared to lower-funnel spend, which we believe should help us improve awareness and consideration with customers and prospects and reduce our reliance on paid search advertising. Even during the consumer-driven holiday peak, lower-funnel spend decreased year-over-year this quarter. Our full-funnel advertising tests generated differential performance particularly in attracting new customers. The learnings from these tests will help to inform an evolved mix of spend going forward.



Vista Advertising ($M) & as % of Revenue
Lower-funnel ($M)
Mid- & upper-funnel ($M)
Total as % of revenue
$67
$45
$60
$14
$46
$48
$3
$45
$73
$4
$69
$62
$10
$51
$81
$17
$64
$68
$19
$49
$77
$20
$57
16%
14%
17%
14%
16%
18%
22%
18%
18%
Q2 FY21
Q3 FY21
Q4 FY21
Q1 FY22
Q2 FY22
Q3 FY22
Q4 FY22
Q1 FY23
Q2FY23

(continued on next page)

Please see non-GAAP reconciliations at the end of this document.

Page 15 of 35

VISTA (CONTINUED) Additionally, the year-over-year impact of organic hiring and higher compensation was minimal as currency changes, cost containment actions and the benefits of recent restructuring actions had a favorable impact. Currency fluctuations had a negative impact on segment EBITDA for Vista for Q2 FY2023, though not as significant as in our Upload and Print and National Pen businesses. Please see non-GAAP reconciliations at the end of this document. Page 16 of 35

UPLOAD AND PRINT

Financial results for PrintBrothers and The Print Group are presented on page 6 of this document, as well as on the next page.

Combined upload and print revenue (i.e., the combination of revenue for PrintBrothers and The Print Group, adjusted to exclude inter-segment revenue when conducted between businesses in these segments) in Q2 FY2023 grew year over year by 4% at reported currency rates, or 15% on an organic constant-currency basis. These businesses continue to execute well despite a challenging environment in Europe, with significant growth from new product introduction, higher pricing, and for some businesses, higher customer and order volumes. Growth has moderated as we have begun to lap the year-ago period in which we began to increase prices.

Combined upload and print EBITDA (i.e., the combination of segment EBITDA for PrintBrothers and The Print Group) decreased year over year by 5%, or $1.8 million, in Q2 FY2023, as underlying Euro-based profitability increases were more than offset by year-over-year currency fluctuations that had an approximately $3.5 million negative impact on combined upload and print EBITDA in the second quarter. As a reminder, realized gains or losses on currency hedges that we include in adjusted EBITDA are not allocated to segment-level EBITDA.

We continue to focus on key areas within our upload and print businesses to exploit scale advantages and improve their cost competitiveness. These businesses also continue to adopt technologies that are part of our mass customization platform, which we believe over the long term will further improve customer value and the efficiency of each business. We believe the current business environment, characterized by macroeconomic uncertainty, rising input costs, and supply chain challenges, is more difficult to navigate for smaller and less profitable competitors than it is for our businesses in these segments. Our upload and print businesses remain focused on delivering great value for their customers and, in turn, realizing market share gains.

WHAT BUSINESSES ARE IN THESE SEGMENTS?

PRINTBROTHERS:

WirmachenDruck.de druck.at Drukwerkdeal

THE PRINT GROUP:

pixartprinting exaprint TRADEPRINT.CO.UK easyflyer

Please see non-GAAP reconciliations at the end of this document.

Page 17 of 35

PRINTBROTHERS: Revenue ($M) & Reported Revenue Growth Quarterly $122 $94 $106 $125 $138 $120 $144 $133 $149 (4)% (14)% 46% 25% 13% 28% 36% 6% 8% Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Organic Constant-Currency Revenue Growth Quarterly (11)% (21)% 34% 24% 18% 36% 52% 22% 18% Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Segment EBITDA ($M) & Segment EBITDA Margin Quarterly $16 $8 $9 $16 $19 $12 $19 $15 $20 14% 8% 9% 13% 14% 10% 14% 11% 13% Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 THE PRINT GROUP: Revenue ($M) & Reported Revenue Growth Quarterly $76 $60 $73 $73 $90 $75 $91 $77 $89 (13)% (13)% 56% 10% 18% 26% 25% 6% (1)% Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 0 100 Organic Constant-Currency Revenue Growth Quarterly (19)% (20)% 43% 8% 23% 35% 42% 24% 11% Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Segment EBITDA ($M) & Segment EBITDA Margin Quarterly $13 $6 $12 $14 $16 $12 $16 $12 $14 16% 11% 16% 20% 18% 16% 18% 16% 15% Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Please see non-GAAP reconciliations at the end of this document. Page 18 of 35

NATIONAL PEN National Pen's Q2 FY2023 revenue declined 3% year over year on a reported basis and grew 3% on an organic constant-currency basis. Year-to-date National Pen revenue growth was 4% in reported terms and 11% in constant currencies and is in line with our expectations. As described last quarter, Q1 FY2023 revenue benefited from a change in customer terms that positively impacted the timing of revenue recognition by $2 million. The year-over- year decline in facemask sales impacted National Pen revenue growth by $3.2 million in Q2 FY2023. Segment EBITDA decreased year over year by $6.8 million in Q2 FY2023 largely driven by currency impacts ($5.2 million year-over-year impact on National Pen segment EBITDA from currency movements). In constant currencies, both gross margin and contribution margin grew year over year in National Pen. As a reminder, realized gains or losses on currency hedges that we include in adjusted EBITDA are not allocated to segment- level EBITDA. From a cost perspective, National Pen has benefited from the start of cost reductions, particularly those related to inbound and outbound freight costs that are more significant for this business given the extent of the supply chain that originates in China. Revenue ($M) & Reported Revenue Growth Quarterly $115 $62 $69 $69 $125 $72 $76 $82 $121 (10%) (9%) 109% 2% 9% 16% 10% 18% (3%) Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Organic Constant-Currency Revenue Growth Quarterly (13%) (12%) 103% 2% 11% 19% 14% 24% 3% Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Segment EBITDA (Loss) ($M) & Segment EBITDA (Loss) Margin Quarterly $19 ($3) $7 ($8) $32 ($1) $4 ($1) $25 16% (5%) 10% (12%) 25% (1%) 6% (2%) 21% Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Please see non-GAAP reconciliations at the end of this document. Page 19 of 35

ALL OTHER BUSINESSES Revenue grew 4% year over year in Q2 on a reported basis and 3% on an organic constant-currency basis. BuildASign (BAS) generates the majority of revenue in this segment. Revenue from BAS signage products grew at double-digit rates while revenue from BAS home decor products was flat year over year. Printi delivered solid revenue growth in Q2. Q2 FY2023 segment EBITDA declined by $0.9 million year over year with increased revenue more than offset by increased input costs and slightly higher marketing spend. As discussed last quarter, Cimpress decided to divest our small loss-making business in China. This divestiture closed in early Q3 FY2023. Losses from this business negatively impacted segment EBITDA by $1.2 million in Q2 FY2023 and $1.3 million in Q2 FY2022. In Q2 FY2023, we recorded an additional $3.6 million in restructuring charges in our income statement related to this divestiture which is not included in segment EBITDA. BUSINESSES IN THIS REPORTABLE SEGMENT: With the exception of BuildASign, which is a larger and profitable business, the All Other Businesses segment consists of two early-stage businesses that we continue to manage at a relatively modest operating loss as previously described and planned. Following the exit of our business based in China, which we completed in early Q3 FY2023, this reportable segment will include only BuildASign and Printi results in future periods. BuildASign is an e-commerce provider of canvas-print wall décor, business signage and other large-format printed products, based in Austin, Texas. In Q4 FY21, BuildASign acquired a small business in a new product category. Printi, the online printing leader in Brazil, offers a superior customer experience with transparent and attractive pricing, reliable service and quality. Revenue ($M) & Reported Revenue Growth Quarterly $55 $44 $49 $48 $58 $48 $52 $52 $60 11% 12% 16% 10% 4% 10% 5% 8% 4% Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Organic Constant-Currency Revenue Growth Quarterly 14% 15% 13% 5% —% 5% 3% 8% 3% Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Segment EBITDA ($M) & Segment EBITDA Margin Quarterly $11 $7 $6 $5 $6 $6 $6 $6 $5 19% 15% 12% 10% 11% 12% 12% 12% 9% Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Please see non-GAAP reconciliations at the end of this document. Page 20 of 35

CENTRAL AND CORPORATE COSTS Central and corporate costs decreased 3% year over year in Q2 FY2023 from $34.7 million to $33.8 million. Unallocated share-based compensation (SBC) was a year- over-year benefit in this cost category due to accounting timing of recent grants that is more favorable than the straight-line expense that we allocate to our segments. Excluding unallocated SBC, central and corporate costs were up 9%, or $2.8 million, year over year during the second quarter, due to volume-related increases to central operating costs and increased corporate costs, partially offset by year-over-year currency benefits. With recent e-commerce launches in multiple businesses and increasing intra-Cimpress wholesale transactions, the focus of the Cimpress Technology team has shifted toward support of initiatives that directly support Vista. WHAT ARE CENTRAL AND CORPORATE COSTS? Unallocated Share Based Comp The GAAP accounting value of performance share units (PSUs) across Cimpress, minus what we cross-charge either to our businesses or to the above central cost categories. We cross-charge the cash grant value of a long-term incentive award. MCP Investment Software engineering and related costs to expand the functionality of our mass customization platform (MCP). Central Operating Costs Our operationally oriented shared-service organizations of (1) global procurement, (2) the technical maintenance and hosting of the MCP, (3) privacy and information security management and (4) the administrative costs of our Cimpress India offices where numerous Cimpress businesses have dedicated business-specific team members. These costs are required to operate our businesses. Corporate Costs Corporate activities, including the office of the CEO, the board, directors and officers insurance, treasury, tax, capital allocation, financial consolidation, audit, corporate legal, internal company-wide communications, investor relations and corporate strategy. Central and Corporate Costs ($M) Quarterly $8 $12 $12 $12 $11 $12 $13 $13 $13 $15 $12 $14 $16 $16 $16 $18 $17 $17 $6 $6 $7 $5 $6 $6 $7 $6 $6 $— $1 $4 $1 $2 $2 $2 ($1) ($2) $29 $33 $37 $34 $35 $36 $39 $35 $34 Corporate Costs Central Operating Costs* MCP Investment Unallocated SBC Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Central and Corporate Costs Excluding Unallocated Share-Based Comp* ($M and as a % of Total Revenue) $29 $31 $34 $33 $33 $34 $37 $36 $36 4% 5% 5% 5% 4% 5% 5% 5% 4% Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Q1FY23 Q2FY23 *We present this cost category excluding the Unallocated SBC to help our investors see the potential for scale leverage in these central costs without the volatility and accounting complexities of the Unallocated SBC. For avoidance of doubt, we view SBC as a cost, and believe investors should too. As a reminder, we charge our businesses a cost based on the cash value of long-term incentive grants, which excludes some of these accounting complexities, and which is included in each segment's results each period. All numbers are rounded to the nearest million and may not sum to total Central and Corporate Costs when combined with the rounded Unallocated SBC figures in the chart above. Please see non-GAAP reconciliations at the end of this document. Page 21 of 35

CURRENCY IMPACTS

Changes in currency rates negatively impacted our year-over-year reported revenue growth by about 700 basis points in Q2 FY2023. There are many natural expense offsets in local currencies in our business, so the net currency impact to our bottom line is less pronounced than it is to revenue. We look at constant-currency growth rates to understand revenue trends excluding currency changes.

Our most significant net currency exposures by volume are the Euro and the British Pound (GBP). We enter into currency derivative contracts to hedge the risk for certain currencies where we have a net adjusted EBITDA exposure. Our hedging approach results in hedging close to 100% of our forecasted Euro and GBP net exposures for the upcoming 12 months, with a declining hedge percentage out to 24 months. For certain other currencies with a smaller net impact, we hedge close to 100% of our forecasted net exposures for the upcoming 6 months, with a declining hedge percentage out to 15 months. We hedge our adjusted EBITDA exposures because a slightly different but similar EBITDA measure is the primary metric normally used in our debt covenants.

We do not apply hedge accounting to these hedges, which increases the volatility of the gains or losses that are included in our net income from quarter to quarter. Realized and unrealized gains or losses from these hedges are recorded in Other income (expense), net, along with other currency-related gains or losses. The realized gains or losses on our hedging contracts are added to our adjusted EBITDA to show the economic impact of our hedging activities.

Our Other income (expense), net was ($17.4) million in Q2 FY2023, mainly driven by:

- Realized gains on certain currency hedges intended to hedge EBITDA were $14.9 million for the second quarter. These realized gains affect our net income, adjusted EBITDA, and adjusted free cash flow. They are not allocated to segment-level EBITDA.
- Other net realized gains of $1.5 million on certain currency derivative contracts that were not designated for hedge accounting. These net gains affect our net income and adjusted free cash flow, but were not allocated to adjusted EBITDA.
- Unrealized losses of approximately $33.8 million in Q2 that were primarily related to net losses on the revaluation of currency derivatives, and intercompany, cash and debt balances. These are included in our net income but mostly excluded from our adjusted EBITDA.

Overall, for the reasons described above, year-over-year fluctuations in currencies create different impacts on the various financial results you see throughout this document. At the top right of this page is a table describing these directional net currency impacts when compared to the prior-year period.

	Y/Y Impact from Currency*	
Financial Measure	**Q2 FY2023**	**YTD Q2 FY2023**
Revenue	Negative	Negative
Operating income	Negative	Negative
Net income	Negative	Positive
Segment EBITDA	Mixed by segment	Mixed by segment
Adjusted EBITDA	Positive	Positive
Adjusted free cash flow	Positive	Positive

**Net income includes both realized and unrealized gains or losses from currency hedges and intercompany loan balances. Adjusted EBITDA includes only realized gains or losses from certain currency hedges. Adjusted free cash flow includes realized gains or losses on currency hedges as well as the currency impact of the timing of receivables, payments and other working capital settlements. Revenue, operating income and segment EBITDA do not reflect any impacts from currency hedges or balance sheet translation.*

Other Income (Expense), Net ($M)



($17)
$10
($3)
$13
$13
$12
$23
$27
($17)
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

Realized Gains (Losses) on Certain Currency Derivatives Intended to Hedge EBITDA ($M)



($2)
($2)
($5)
($4)
$1
$2
$5
$7
$15
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22
Q1FY23
Q2FY23

Please see non-GAAP reconciliations at the end of this document.

Page 22 of 35

CIMPRESS PLC CONSOLIDATED BALANCE SHEETS (unaudited in thousands, except share and per share data) December 31, 2022 June 30, 2022 Assets Current assets: Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 111,279 $ 277,053 Marketable securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85,070 49,952 Accounts receivable, net of allowances of $6,473 and $6,140, respectively . . . . . . . . . . . . . . . . . 70,433 63,885 Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 140,517 126,728 Prepaid expenses and other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118,015 108,697 Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 525,314 626,315 Property, plant and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 278,347 286,826 Operating lease assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70,142 80,694 Software and website development costs, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 93,686 90,474 Deferred tax assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9,519 113,088 Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 776,788 766,600 Intangible assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131,274 154,730 Marketable securities, non-current 17,107 — Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49,929 48,945 Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 1,952,106 $ 2,167,672 Liabilities, noncontrolling interests and shareholders’ deficit Current liabilities: Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 318,554 $ 313,710 Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 264,510 253,841 Deferred revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48,911 58,861 Short-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10,218 10,386 Operating lease liabilities, current . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22,857 27,706 Other current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31,685 28,035 Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 696,735 692,539 Deferred tax liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47,178 41,142 Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,679,059 1,675,562 Operating lease liabilities, non-current . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50,218 57,474 Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79,662 64,394 Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,552,852 2,531,111 Redeemable noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12,565 131,483 Shareholders’ deficit: Ordinary shares, nominal value €0.01 per share, 100,000,000 shares authorized; 44,211,416 and 44,083,569 shares issued; 26,240,169 and 26,035,910 shares outstanding, respectively . . 615 615 Deferred ordinary shares, nominal value €1.00 per share, 25,000 shares authorized, none and 25,000 issued and outstanding, respectively . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — Treasury shares, at cost, 17,971,247 for both periods presented . . . . . . . . . . . . . . . . . . . . . . . . . . . (1,363,550) (1,363,550) Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 521,531 501,003 Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 256,152 414,138 Accumulated other comprehensive loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (28,059) (47,128) Total shareholders’ deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (613,311) (494,922) Total liabilities, noncontrolling interests and shareholders’ deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 1,952,106 $ 2,167,672 Page 23 of 35

CIMPRESS PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,	
	2022	2021	2022	2021
Revenue	$845,202	$849,716	$1,548,617	$1,507,315
Cost of revenue (1)	455,393	423,937	833,128	762,926
Technology and development expense (1)	77,723	70,267	152,198	137,544
Marketing and selling expense (1)	205,148	208,616	406,078	383,313
General and administrative expense (1)	49,791	46,726	103,863	93,274
Amortization of acquired intangible assets	12,362	13,882	24,712	27,340
Restructuring expense (1)	11,207	307	13,027	(2)
Income from operations	33,578	85,981	15,611	102,920
Other (expense) income, net	(17,392)	12,839	10,005	26,009
Interest expense, net	(28,597)	(25,369)	(53,403)	(51,057)
(Loss) income before income taxes	(12,411)	73,451	(27,787)	77,872
Income tax expense	126,129	17,298	135,494	26,679
Net (loss) income	(138,540)	56,153	(163,281)	51,193
Add: Net (income) attributable to noncontrolling interest	(1,460)	(1,364)	(2,160)	(3,102)
Net (loss) income attributable to Cimpress plc	($140,000)	$54,789	($165,441)	$48,091
Basic net (loss) income per share attributable to Cimpress plc	($5.34)	$2.10	($6.31)	$1.84
Diluted net (loss) income per share attributable to Cimpress plc	($5.34)	$2.08	($6.31)	$1.82
Weighted average shares outstanding — basic	26,234,747	26,096,786	26,206,782	26,084,518
Weighted average shares outstanding — diluted	26,234,747	26,402,703	26,206,782	26,493,258

(1) Share-based compensation is allocated as follows:

	Three Months Ended December 31,		Six Months Ended December 31,	
	2022	2021	2022	2021
Cost of revenue	$ 176	$ 127	$ 369	$ 243
Technology and development expense	4,267	3,355	7,308	6,258
Marketing and selling expense	1,752	2,798	4,211	5,475
General and administrative expense	5,352	6,225	10,134	11,535
Restructuring expense	493	—	649	—

Page 24 of 35

CIMPRESS PLC CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited in thousands) Three Months Ended December 31, Six Months Ended December 31, 2022 2021 2022 2021 Operating activities Net (loss) income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ (138,540) $ 56,153 $ (163,281) $ 51,193 Adjustments to reconcile net (loss) income to net cash provided by operating activities: Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40,874 45,314 81,816 89,746 Share-based compensation expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12,040 12,505 22,671 23,511 Deferred taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117,951 5,115 116,927 3,977 Unrealized loss (gain) on derivatives not designated as hedging instruments included in net (loss) income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39,921 (6,486) 25,897 (23,020) Effect of exchange rate changes on monetary assets and liabilities denominated in non-functional currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (4,233) (6,476) (4,982) (6,302) Other non-cash items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9,750 (1,228) 11,908 (1,699) Changes in operating assets and liabilities, net of effects of businesses acquired: . Accounts receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3,995 (5,953) (5,465) (13,102) Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10,185 (11,583) (26,249) (23,327) Prepaid expenses and other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (16,327) (5,137) (13,176) (9,969) Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22,973 59,028 10,960 69,318 Accrued expenses and other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (17,463) 2,092 (1,151) 19,585 Net cash provided by operating activities 81,126 143,344 55,875 179,911 Investing activities Purchases of property, plant and equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (14,732) (17,915) (26,490) (26,539) Business acquisitions, net of cash acquired . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (498) (68,946) (498) (68,946) Capitalization of software and website development costs . . . . . . . . . . . . . . . . . . . . . . . (13,916) (16,495) (29,246) (32,134) Purchases of marketable securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — (84,030) — Proceeds from maturity of held-to-maturity investments . . . . . . . . . . . . . . . . . . . . . . . . . 22,377 17,000 32,330 27,000 Proceeds from the sale of assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,243 24,136 1,365 25,835 Proceeds from (payments for) settlement of derivatives designated as hedging instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (1,880) — (1,880) Other investing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — (617) Net cash used in investing activities (5,526) (64,100) (106,569) (77,281) Financing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Proceeds from borrowings of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — 10,000 — Payments of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (3,330) (3,560) (16,586) (7,671) Payments of debt issuance costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (28) (298) (51) (1,435) Payments of purchase consideration included in acquisition-date fair value . . . . . . . . — — (225) — Payments of withholding taxes in connection with equity awards . . . . . . . . . . . . . . . . . (158) (319) (2,370) (2,898) Payments of finance lease obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (1,852) (30,581) (4,264) (33,107) Purchase of noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (95,567) (324) (95,567) (324) Distributions to noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (3,963) (3,652) (3,963) Other financing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 39 — 41 Net cash used in financing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (100,935) (39,006) (112,715) (49,357) Effect of exchange rate changes on cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8,644 (2,310) 1,765 (5,137) Change in cash held for sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (4,130) — (4,130) — Net (decrease) increase in cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . (20,821) 37,928 (165,774) 48,136 Cash and cash equivalents at beginning of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132,100 193,231 277,053 183,023 Cash and cash equivalents at end of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 111,279 $ 231,159 $ 111,279 $ 231,159 Page 25 of 35

ABOUT NON-GAAP FINANCIAL MEASURES: To supplement Cimpress’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cimpress has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: Constant-currency revenue growth, constant-currency revenue growth excluding revenue from acquisitions and divestitures made in the last twelve months, upload and print group revenue growth, constant-currency gross profit growth, adjusted EBITDA, adjusted free cash flow and trailing-twelve- month return on invested capital: • Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. • Constant-currency revenue growth excluding revenue from acquisitions and divestitures made during the past twelve months excludes the impact of currency as defined above. The organic constant-currency growth rate excludes 99designs revenue from Q2 FY2021 through Q1 FY2022, Depositphotos/VistaCreate revenue from Q2 FY2022 through Q1 FY2023, and the revenue from several small acquired businesses for the first year after acquisition. • Upload and print group revenue growth is the combination of revenue for PrintBrothers and The Print Group in USD, adjusted to exclude inter-segment revenue when conducted between businesses in these segments. Upload and print group constant-currency revenue growth is the combination of revenue for PrintBrothers and The Print Group in constant currencies, adjusted to exclude inter-segment revenue when conducted between businesses in these segments. Upload and print group EBITDA is the combination of segment EBITDA for PrintBrothers and The Print Group. • Constant-currency gross profit growth is estimated by translating all non-U.S. dollar denominated revenue and cost of revenue generated or incurred in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. • Adjusted EBITDA is defined as operating income plus depreciation and amortization plus share-based compensation expense plus proceeds from insurance plus earn-out related charges plus certain impairments plus restructuring related charges plus realized gains or losses on currency derivatives. • Adjusted free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs, plus payment of contingent consideration in excess of acquisition-date fair value, plus gains on proceeds from insurance. These non-GAAP financial measures are provided to enhance investors' understanding of our current operating results from the underlying and ongoing business for the same reasons they are used by management. For example, as we have become more acquisitive over recent years we believe excluding the costs related to the purchase of a business (such as amortization of acquired intangible assets, contingent consideration, or impairment of goodwill) provides further insight into the performance of the underlying acquired business in addition to that provided by our GAAP operating income. As another example, as we do not apply hedge accounting for our currency forward contracts, we believe inclusion of realized gains and losses on these contracts that are intended to be matched against operational currency fluctuations provides further insight into our operating performance in addition to that provided by our GAAP operating income. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this document. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures. Page 26 of 35

CONSTANT-CURRENCY REVENUE GROWTH RATES

(Quarterly)

Total Company	Q2FY21	Q3FY21	Q4FY21	Q1FY22	Q2FY22	Q3FY22	Q4FY22	Q1FY23	Q2FY23
Reported revenue growth	(5)%	(4)%	48 %	12 %	9 %	15 %	14 %	7 %	(1)%
Currency impact	(3)%	(4)%	(6)%	(1)%	2 %	4 %	7 %	8 %	7 %
Revenue growth in constant currency	(8)%	(8)%	42 %	11 %	11 %	19 %	21 %	15 %	6 %
Impact of TTM acquisitions, divestitures & JVs	(1)%	(2)%	(4)%	(2)%	(2)%	(2)%	(2)%	(1)%	(1)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	(9)%	(10)%	38 %	9 %	9 %	17 %	19 %	14 %	5 %

Vista	Q2FY21	Q3FY21	Q4FY21	Q1FY22	Q2FY22	Q3FY22	Q4FY22	Q1FY23	Q2FY23
Reported revenue growth	(1)%	2 %	42 %	6 %	4 %	8 %	6 %	6 %	(2)%
Currency impact	(3)%	(3)%	(5)%	(1)%	1 %	2 %	4 %	4 %	4 %
Revenue growth in constant currency	(4)%	(1)%	37 %	5 %	5 %	10 %	10 %	10 %	2 %
Impact of TTM acquisitions, divestitures & JVs	(2)%	(4)%	(5)%	(3)%	(2)%	(2)%	(2)%	(2)%	— %
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	(6)%	(5)%	32 %	2 %	3 %	8 %	8 %	8 %	2 %

Upload and Print ($M)	Q2FY22	Q2FY23
PrintBrothers reported revenue	$ 137.7	$ 148.6
The Print Group reported revenue	$ 90.1	$ 89.3
Upload and Print inter-segment eliminations	$ (0.2)	$ (0.3)
Total Upload and Print revenue in USD	**$ 227.6**	**$ 237.7**

Upload and Print	Q3FY22	Q4FY22	Q1FY23	Q2FY23
Reported revenue growth	27 %	32 %	6 %	4 %
Currency impact	9 %	17 %	18 %	13 %
Revenue growth in constant currency	36 %	49 %	24 %	17 %
Impact of TTM acquisitions	(1)%	(2)%	(1)%	(2)%
Revenue growth in constant currency excl. TTM acquisitions	35 %	47 %	23 %	15 %

PrintBrothers	Q2FY21	Q3FY21	Q4FY21	Q1FY22	Q2FY22	Q3FY22	Q4FY22	Q1FY23	Q2FY23
Reported revenue growth	(4)%	(14)%	46 %	25 %	13 %	28 %	36 %	6 %	8 %
Currency impact	(7)%	(7)%	(12)%	(1)%	5 %	9 %	18 %	17 %	12 %
Revenue growth in constant currency	(11)%	(21)%	34 %	24 %	18 %	37 %	54 %	23 %	20 %
Impact of TTM acquisitions	— %	— %	— %	— %	— %	(1)%	(2)%	(1)%	(2)%
Revenue growth in constant currency excl. TTM acquisitions	(11)%	(21)%	34 %	24 %	18 %	36 %	52 %	22 %	18 %

Note: Total company revenue growth in constant currency excluding TTM acquisitions, divestitures and joint ventures for all periods excludes the impact of currency. The organic constant-currency growth rate excludes 99designs revenue from Q2 FY2021 through Q1 FY2022, Depositphotos/ VistaCreate revenue from Q2 FY2022 through Q1 FY2023, and the revenue from several small acquired businesses for the first year after acquisition.

Values may not sum to total due to rounding.

Page 27 of 35

CONSTANT-CURRENCY REVENUE GROWTH RATES (CONT.)

(Quarterly)

The Print Group	Q2FY21	Q3FY21	Q4FY21	Q1FY22	Q2FY22	Q3FY22	Q4FY22	Q1FY23	Q2FY23
Reported revenue growth	(13)%	(13)%	56 %	10 %	18 %	26 %	25 %	6 %	(1)%
Currency impact	(6)%	(7)%	(13)%	(2)%	5 %	9 %	17 %	18 %	12 %
Revenue growth in constant currency	(19)%	(20)%	43 %	8 %	23 %	35 %	42 %	24 %	11 %

National Pen	Q2FY21	Q3FY21	Q4FY21	Q1FY22	Q2FY22	Q3FY22	Q4FY22	Q1FY23	Q2FY23
Reported revenue growth	(10)%	(9)%	109 %	2 %	9 %	16 %	10 %	18 %	(3)%
Currency impact	(3)%	(3)%	(6)%	— %	2 %	3 %	4 %	6 %	6 %
Revenue growth in constant currency	(13)%	(12)%	103 %	2 %	11 %	19 %	14 %	24 %	3 %

All Other Businesses	Q2FY21	Q3FY21	Q4FY21	Q1FY22	Q2FY22	Q3FY22	Q4FY22	Q1FY23	Q2FY23
Reported revenue growth	11 %	12 %	16 %	10 %	4 %	10 %	5 %	8 %	4 %
Currency impact	3 %	3 %	(1)%	— %	1 %	(1)%	(1)%	— %	(1)%
Revenue growth in constant currency	14 %	15 %	15 %	10 %	5 %	9 %	4 %	8 %	3 %
Impact of TTM acquisitions and divestitures	— %	— %	(2)%	(5)%	(5)%	(4)%	(1)%	— %	— %
Revenue growth in constant currency excl. TTM acquisitions & divestitures	14 %	15 %	13 %	5 %	— %	5 %	3 %	8 %	3 %

CONSTANT-CURRENCY REVENUE GROWTH RATES

(YTD)

Total Company	YTD Q2FY21	YTD Q2FY22	YTD Q2FY23
Reported revenue growth	(6)%	10 %	3 %
Currency impact	(2)%	1 %	7 %
Revenue growth in constant currency	(8)%	11 %	10 %
Impact of TTM acquisitions, divestitures & JVs	(2)%	(2)%	(1)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	(10)%	9 %	9 %

Vista	YTD Q2FY21	YTD Q2FY22	YTD Q2FY23
Reported revenue growth	(2)%	5 %	1 %
Currency impact	(2)%	— %	4 %
Revenue growth in constant currency	(4)%	5 %	5 %
Impact of TTM acquisitions, divestitures & JVs	(2)%	(3)%	— %
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	(6)%	2 %	5 %

Values may not sum to total due to rounding.

Page 28 of 35

CONSTANT-CURRENCY REVENUE GROWTH RATES (CONT.)

(YTD)

PrintBrothers	YTD Q2FY21	YTD Q2FY22	YTD Q2FY23
Reported revenue growth	(6)%	19 %	7 %
Currency impact	(6)%	2 %	15 %
Revenue growth in constant currency	(12)%	21 %	22 %
Impact of TTM acquisitions, divestitures & JVs	(1)%	— %	(2)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	(13)%	21 %	20 %

The Print Group	YTD Q2FY21	YTD Q2FY22	YTD Q2FY23
Reported revenue growth	(11)%	14 %	2 %
Currency impact	(5)%	2 %	15 %
Revenue growth in constant currency	(16)%	16 %	17 %
Impact of TTM acquisitions, divestitures & JVs	— %	— %	— %
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	(16)%	16 %	17 %

National Pen	YTD Q2FY21	YTD Q2FY22	YTD Q2FY23
Reported revenue growth	(8)%	6 %	4 %
Currency impact	(2)%	1 %	7 %
Revenue growth in constant currency	(10)%	7 %	11 %
Impact of TTM acquisitions, divestitures & JVs	— %	— %	— %
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	(10)%	7 %	11 %

All Other Businesses	YTD Q2FY21	YTD Q2FY22	YTD Q2FY23
Reported revenue growth	7 %	7 %	6 %
Currency impact	3 %	— %	— %
Revenue growth in constant currency	10 %	7 %	6 %
Impact of TTM acquisitions, divestitures & JVs	— %	(5)%	— %
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	10 %	2 %	6 %

Values may not sum to total due to rounding.

Page 29 of 35

CONSTANT-CURRENCY GROSS PROFIT GROWTH RATE (Quarterly) Consolidated Q2FY23 YTD Q2FY23 Reported gross profit growth (8) % (4) % Currency impact 5% 6 % Gross profit growth in constant currency (3) % 2 % Vista Q2FY23 YTD Q2FY23 Reported gross profit growth (13) % (8) % Currency impact 3% 3 % Gross profit growth in constant currency (10) % (5) % PrintBrothers Q2FY23 YTD Q2FY23 Reported gross profit growth 11% 7 % Currency impact 12% 13 % Gross profit growth in constant currency 23% 20 % The Print Group Q2FY23 YTD Q2FY23 Reported gross profit growth (10) % (8) % Currency impact 11% 14 % Gross profit growth in constant currency 1% 6 % National Pen Q2FY23 YTD Q2FY23 Reported gross profit growth (6) % 4 % Currency impact 9% 10 % Gross profit growth in constant currency 3% 14 % All Other Businesses Q2FY23 YTD Q2FY23 Reported gross profit growth 3% 4 % Currency impact — % — % Gross profit growth in constant currency 3% 4 % Values may not sum to total due to rounding. Page 30 of 35

EBITDA (LOSS) BY REPORTABLE SEGMENT ("SEGMENT EBITDA")

(Quarterly, in millions)

	Q2FY21	Q3FY21	Q4FY21	Q1FY22	Q2FY22	Q3FY22	Q4FY22	Q1FY23	Q2FY23
Vista	$110.6	$ 62.7	$ 56.0	$ 66.9	$ 90.8	$ 25.5	$ 12.1	$ 30.7	$ 55.2
PrintBrothers	16.5	7.6	9.4	16.3	18.6	12.4	19.5	15.0	19.5
The Print Group	12.6	6.5	11.9	14.4	16.4	11.9	16.0	12.2	13.7
National Pen	18.7	(3.3)	6.9	(8.0)	31.6	(0.9)	4.2	(1.3)	24.8
All Other Businesses	10.7	6.5	5.9	4.9	6.3	6.0	6.0	6.2	5.4
Total segment EBITDA (loss)	**$169.0**	**$ 80.0**	**$ 90.2**	**$ 94.4**	**$163.6**	**$ 55.0**	**$ 57.8**	**$ 62.8**	**$118.5**
Central and corporate costs ex. unallocated SBC	(28.7)	(31.2)	(33.7)	(33.0)	(32.8)	(34.3)	(37.0)	(35.5)	(35.6)
Unallocated SBC	(0.5)	(1.3)	(3.7)	(1.1)	(1.9)	(1.8)	(2.0)	1.0	1.8
Exclude: share-based compensation included in segment EBITDA	5.2	9.5	14.0	11.0	12.5	12.7	13.6	10.5	11.5
Include: Realized gains (losses) on certain currency derivatives not included in segment EBITDA	(1.6)	(1.9)	(4.6)	(3.7)	0.7	2.0	5.4	6.9	14.9
Adjusted EBITDA[2,3]	**$143.4**	**$ 55.0**	**$ 62.2**	**$ 67.6**	**$142.1**	**$ 33.6**	**$ 37.8**	**$ 45.6**	**$111.2**
Depreciation and amortization	(43.6)	(42.8)	(44.5)	(44.4)	(45.3)	(43.7)	(42.3)	(40.9)	(40.9)
Proceeds from insurance	—	(0.1)	—	—	—	—	—	—	—
Share-based compensation expense[1]	(5.2)	(9.5)	(14.0)	(11.0)	(12.5)	(12.7)	(13.6)	(10.5)	(11.5)
Certain impairments and other adjustments	0.2	(20.6)	0.7	0.8	2.7	(0.3)	6.5	(3.5)	0.9
Restructuring-related charges	(2.2)	0.4	0.1	0.3	(0.3)	(3.4)	(10.2)	(1.8)	(11.2)
Realized (gains) losses on currency derivatives not included in operating income	1.6	1.9	4.6	3.7	(0.7)	(2.0)	(5.4)	(6.9)	(14.9)
Total income (loss) from operations	**$ 94.2**	**$(15.7)**	**$ 9.0**	**$ 16.9**	**$ 86.0**	**$(28.4)**	**$(27.2)**	**$(18.0)**	**$ 33.6**
Operating income (loss) margin	*12 %*	*(3)%*	*1 %*	*3 %*	*10 %*	*(4)%*	*(4)%*	*(3)%*	*4 %*
Operating income (loss) year-over-year growth	*(23)%*	*82 %*	*376 %*	*(53)%*	*(9)%*	*81 %*	*(401)%*	*(206)%*	*(61)%*

[1]SBC expense listed here excludes the portion included in restructuring-related charges to avoid double counting.

[2]This metric uses the definition of adjusted EBITDA as outlined above and therefore does not include the pro-forma impact of acquisitions, divestitures or the annualized benefit from actioned cost saving initiatives; however, our debt covenants allow for the inclusion of pro-forma impacts to adjusted EBITDA.

[3]Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not give effect to adjusted EBITDA attributable to noncontrolling interests. This is to most closely align to our debt covenant and cash flow reporting.

Values may not sum to total due to rounding.

Page 31 of 35

ADJUSTED EBITDA

(Quarterly, in millions)

	Q2FY21	Q3FY21	Q4FY21	Q1FY22	Q2FY22	Q3FY22	Q4FY22	Q1FY23	Q2FY23
GAAP operating income (loss)	$94.2	($15.7)	$9.0	$16.9	$86.0	($28.4)	($27.2)	($18.0)	$33.6
Depreciation and amortization	$43.6	$42.8	$44.5	$44.4	$45.3	$43.7	$42.3	$40.9	$40.9
Share-based compensation expense[1]	$5.2	$9.5	$14.0	$11.0	$12.5	$12.7	$13.6	$10.5	$11.5
Proceeds from insurance	$—	$0.1	$—	$—	$—	$—	$—	$—	$—
Certain impairments and other adjustments	($0.2)	$20.6	($0.7)	($0.8)	($2.7)	$0.3	($6.5)	$3.5	($0.9)
Restructuring related charges	$2.2	($0.4)	($0.1)	($0.3)	$0.3	$3.4	$10.2	$1.8	$11.2
Realized gains (losses) on currency derivatives not included in operating income	($1.6)	($1.9)	($4.6)	($3.7)	$0.7	$2.0	$5.4	$6.9	$14.9
Adjusted EBITDA[2,3]	**$143.4**	**$55.0**	**$62.2**	**$67.6**	**$142.1**	**$33.6**	**$37.8**	**$45.6**	**$111.2**

ADJUSTED EBITDA

(YTD, in millions)

	YTD FY2021	YTD FY2022	YTD FY2023
GAAP operating income (loss)	$130.2	$102.9	$15.6
Depreciation and amortization	$85.9	$89.7	$81.8
Share-based compensation expense[1]	$13.5	$23.5	$22.0
Certain impairments and other adjustments[2]	$0.6	($3.5)	$2.5
Restructuring related charges	$2.1	$—	$13.0
Realized gains (losses) on currency derivatives not included in operating income	($0.4)	($3.0)	$21.8
Adjusted EBITDA [2,3]	**$231.9**	**$209.7**	**$156.8**

[1]SBC expense listed here excludes the portion included in restructuring-related charges to avoid double counting.
[2]This metric uses the definition of adjusted EBITDA as outlined above and therefore does not include the pro-forma impact of acquisitions, divestitures or the annualized benefit from actioned cost saving initiatives; however, our debt covenants allow for the inclusion of pro-forma impacts to adjusted EBITDA.
[3]Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not give effect to adjusted EBITDA attributable to noncontrolling interests. This is to most closely align to our debt covenant and cash flow reporting.

Values may not sum to total due to rounding.

Page 32 of 35

ADJUSTED EBITDA

(TTM, in millions)

	TTM Q2FY21	TTM Q3FY21	TTM Q4FY21	TTM Q1FY22	TTM Q2FY22	TTM Q3FY22	TTM Q4FY22	TTM Q1FY23	TTM Q2FY23
GAAP operating income (loss)	$39.2	$111.2	$123.5	$104.5	$96.3	$83.5	$47.3	$12.4	($40.0)
Depreciation and amortization	$168.9	$169.9	$173.2	$175.4	$177.1	$177.9	$175.7	$172.2	$167.8
Share-based compensation expense[1]	$33.7	$34.3	$37.0	$39.8	$47.0	$50.2	$49.8	$49.2	$48.3
Proceeds from insurance	$—	$0.1	$0.1	$0.1	$0.1	$—	$—	$—	$—
Earn-out related charges	($0.1)	($0.1)	$—	$—	$—	$—	$—	$—	$—
Certain impairments and other adjustments	$104.4	$23.0	$20.5	$18.9	$16.4	($3.9)	($9.7)	($5.5)	($3.7)
Restructuring related charges	$11.6	$10.3	$1.6	$1.4	($0.5)	$3.3	$13.6	$15.7	$26.6
Realized gains (losses) on currency derivatives not included in operating income	$8.9	$2.0	($6.9)	($11.7)	($9.5)	($5.5)	$4.4	$15.0	$29.2
Adjusted EBITDA[2,3]	**$366.6**	**$350.8**	**$349.1**	**$328.3**	**$326.9**	**$305.5**	**$281.1**	**$259.0**	**$228.2**

[1]SBC expense listed here excludes the portion included in restructuring-related charges to avoid double counting.
[2]This metric uses the definition of adjusted EBITDA as outlined above and therefore does not include the pro-forma impact of acquisitions, divestitures or the annualized benefit from actioned cost saving initiatives; however, our debt covenants allow for the inclusion of pro-forma impacts to adjusted EBITDA.
[3]Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not give effect to adjusted EBITDA attributable to noncontrolling interests. This is to most closely align to our debt covenant and cash flow reporting.

ADJUSTED FREE CASH FLOW

(Quarterly, in millions)

	Q2FY21	Q3FY21	Q4FY21	Q1FY22	Q2FY22	Q3FY22	Q4FY22	Q1FY23	Q2FY23
Net cash provided by (used in) operating activities	$150.5	($37.2)	$46.3	$36.6	$143.3	($48.2)	$87.8	($25.3)	$81.1
Purchases of property, plant and equipment	($8.4)	($5.9)	($15.8)	($8.6)	($17.9)	($15.6)	($11.9)	($11.8)	($14.7)
Capitalization of software and website development costs	($11.6)	($18.9)	($15.6)	($15.6)	($16.5)	($17.7)	($15.4)	($15.3)	($13.9)
Adjusted free cash flow	**$130.4**	**($62.0)**	**$14.9**	**$12.3**	**$108.9**	**($81.5)**	**$60.5**	**($52.3)**	**$52.5**

Reference:

Value of finance leases	$0.1	$5.5	$1.4	$0.9	$2.7	$0.2	$3.3	$2.4	$6.2
Cash restructuring payments	$1.4	$0.1	$2.5	$—	$0.2	$—	$—	$7.9	$1.9
Cash interest related to borrowing	**$49.2**	**$8.0**	**$50.7**	**$14.4**	**$35.3**	**$13.8**	**$34.6**	**$15.1**	**$35.8**

Values may not sum to total due to rounding.

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ADJUSTED FREE CASH FLOW

(Year To Date, in millions)

	YTD FY2021	YTD FY2022	YTD FY2023
Net cash provided by operating activities	$256.2	$179.9	$55.9
Purchases of property, plant and equipment	($16.8)	($26.5)	($26.5)
Capitalization of software and website development costs	($26.4)	($32.1)	($29.2)
Adjusted free cash flow	**$212.9**	**$121.2**	**$0.1**

Reference:

Value of finance leases	$0.2	$3.6	$8.6
Cash restructuring payments	$4.0	$0.2	$9.8
Cash interest related to borrowing	**$58.3**	**$49.7**	**$50.8**

ADJUSTED FREE CASH FLOW

(TTM, in millions)

	TTM Q2FY21	TTM Q3FY21	TTM Q4FY21	TTM Q1FY22	TTM Q2FY22	TTM Q3FY22	TTM Q4FY22	TTM Q1FY23	TTM Q2FY23
Net cash provided by operating activities	$329.5	$273.3	$265.2	$196.1	$189.0	$178.0	$219.5	$157.7	$95.5
Purchases of property, plant and equipment	($39.2)	($34.6)	($38.5)	($38.8)	($48.3)	($57.9)	($54.0)	($57.2)	($54.0)
Capitalization of software and website development costs	($47.0)	($53.5)	($60.9)	($61.8)	($66.6)	($65.5)	($65.3)	($65.0)	($62.4)
Adjusted free cash flow	**$243.3**	**$185.3**	**$165.8**	**$95.6**	**$74.1**	**$54.6**	**$100.2**	**$35.6**	**($20.9)**

Reference:

Value of new finance leases	$1.6	$5.6	$7.0	$7.8	$10.4	$5.1	$7.0	$8.6	$12.1
Cash restructuring payments	$10.3	$8.1	$6.6	$4.1	$2.8	$2.7	$0.3	$8.2	$9.8
Cash interest related to borrowing	**$97.9**	**$96.5**	**$117.0**	**$122.3**	**$108.4**	**$114.2**	**$98.1**	**$98.8**	**$99.2**

INTEREST EXPENSE RELATED TO BORROWING (P&L VIEW)

(Quarterly, in millions)

	Q2FY21	Q3FY21	Q4FY21	Q1FY22	Q2FY22	Q3FY22	Q4FY22	Q1FY23	Q2FY23
P&L view of interest expense	$30.1	$29.0	$29.7	$25.7	$25.4	$24.2	$24.1	$24.8	$28.6
Less: Interest expense related to investment consideration	$—	$—	($0.7)	($0.2)	($0.1)	($0.1)	($0.1)	($0.1)	$—
Interest expense related to borrowing	**$30.1**	**$29.0**	**$29.0**	**$25.4**	**$25.3**	**$24.1**	**$24.0**	**$24.7**	**$28.6**

Values may not sum to total due to rounding.

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ABOUT CIMPRESS: Cimpress plc (Nasdaq: CMPR) invests in and builds customer-focused, entrepreneurial, mass-customization businesses for the long term. Mass customization is a competitive strategy which seeks to produce goods and services to meet individual customer needs with near mass production efficiency. Cimpress businesses include BuildASign, Drukwerkdeal, Exaprint, National Pen, Pixartprinting, Printi, Vista and WIRmachenDRUCK. To learn more, visit http://www.cimpress.com. Cimpress and the Cimpress logo are trademarks of Cimpress plc or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders. CONTACT INFORMATION: Investor Relations: Media Relations: Meredith Burns Paul McKinlay ir@cimpress.com mediarelations@cimpress.com +1.781.652.6480 SAFE HARBOR STATEMENT: This earnings commentary contains statements about our future expectations, plans, and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including our expectations for the growth and development of our businesses, revenue, profitability, EBITDA, cash flows, and other financial results, including our guidance for fiscal year 2023; anticipated profitability and customer value improvements in Vista; the expected effects of our advertising spend; our expectations with respect to our competitive position; our planned reduction in inventory levels and expectations of reduced cash outflow; our expectations with respect to our leverage position; and the impact of our mass customization platform. Forward-looking projections and expectations are inherently uncertain, are based on assumptions and judgments by management, and may turn out to be wrong. Our actual results may differ materially from those indicated by the forward-looking statements in this document as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our forecasts and estimates are based; the development, duration, and severity of supply chain constraints, inflation, and the lingering effects of the COVID-19 pandemic; our failure to execute on the transformation of the Vista business; our inability to effect planned cost reductions or the failure of the cost reductions to affect our financial results as expected; costs and disruptions caused by acquisitions; the failure of the businesses we acquire or invest in to perform as expected; our inability to make the investments in our businesses that we plan to make or the failure of those investments to achieve the results we expect; loss of key personnel or our inability to hire and retain talented personnel; our failure to develop and deploy our mass customization platform or the failure of the mass customization platform to drive the performance, efficiencies, and competitive advantage we expect; our inability to mitigate increases in our costs by increasing our prices and taking other measures; unanticipated changes in our markets, customers, or businesses; our failure to attract new customers and retain our current customers; our failure to manage the growth and complexity of our business; changes in the laws and regulations, or in the interpretation of laws and regulations, that affect our businesses; our ability to maintain compliance with our debt covenants and pay our debts when due; general economic conditions, including the possibility of an economic downturn in some or all of our markets; and other factors described in our Form 10-K for the fiscal year ended June 30, 2022 and the other documents we periodically file with the U.S. SEC. In addition, the statements and projections in this quarterly earnings document represent our expectations and beliefs as of the date of this document, and subsequent events and developments may cause these expectations, beliefs, and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this document. Page 35 of 35